Exhibit 10.2

FORM OF VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of June 29, 2009, by and among Cell Genesys, Inc., a Delaware corporation (“Cell Genesys”), and the undersigned stockholder (“Stockholder”) of BioSante Pharmaceuticals, Inc., a Delaware corporation (the “Company”), identified on the signature page hereto.

RECITALS:

WHEREAS, the Company and Cell Genesys are entering into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), dated as of the date hereof, providing for, among other things, the merger of Cell Genesys with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);

WHEREAS, as of the date hereof, Stockholder is the Beneficial Owner (as defined below) of, and has the sole right to vote and dispose of, that number of shares of common stock and Class C Special Shares (the “Company Shares”) of the Company set forth beside Stockholder’s name on Schedule A hereto; and

WHEREAS, concurrently with the entry by the Company and Cell Genesys into the Merger Agreement, and as a condition and inducement to the willingness of Cell Genesys to enter into the Merger Agreement and incur the obligations set forth therein, Cell Genesys has required that Stockholder enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement.  In addition, for purposes of this Agreement:

“Affiliate” means, with respect to any specified person, a person who, at the time of determination, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.  For purposes of this Agreement, with respect to Stockholder, “Affiliate” shall not include the Company and the persons that directly, or indirectly through one or more intermediaries, are controlled by the Company.  For the avoidance of doubt, no officer or director of the Company shall be deemed an Affiliate of another officer or director of the Company by virtue of his or her status as an officer or director of the Company.

“Beneficially Owned” or “Beneficial Ownership” with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase “within 60 days” in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

Without duplicative counting of the same securities, securities Beneficially Owned by a person shall include securities Beneficially Owned by (i) all Affiliates of such person, and (ii) all other persons with whom such person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

“Beneficial Owner” with respect to any securities means a person that has Beneficial Ownership of such securities.

“person” shall have the meaning ascribed thereto in the Merger Agreement.

“Subject Shares” means, with respect to Stockholder, without duplication, (i) the Company Shares owned by Stockholder on the date hereof as described on Schedule A, and (ii) any additional Company Shares acquired by Stockholder or over which Stockholder acquires Beneficial Ownership from and after the date hereof, whether pursuant to existing stock option agreements or otherwise.

“Transfer” means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.  As a verb, “Transfer” shall have a correlative meaning.

ARTICLE II
COVENANTS OF STOCKHOLDER

Section 2.1             Irrevocable Proxy.  Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Cell Genesys a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the extent provided in Section 212 of the Delaware General Corporation Law (the “DGCL”), with respect to the Subject Shares referred to therein.

Section 2.2             Agreement to Vote.

(a)           At any meeting of the stockholders of the Company held prior to the Expiration Date (as defined in Section 5.13), however called, and at every adjournment or postponement thereof prior to the Expiration Date, or in connection with any written consent of, or any other action by, the stockholders of the Company given or solicited prior to the Expiration Date, Stockholder shall vote, or provide a consent with respect to, all of the Subject Shares entitled to vote or to consent thereon (i) in favor of the adoption of the Merger Agreement and approval of the issuance of shares of common stock of the Company to the stockholders of Cell Genesys pursuant to the Merger Agreement, and any actions required in furtherance thereof and (ii) against any amendment of the Company’s Certificate of Incorporation or Bylaws or any other proposal or transaction involving the Company, the purpose of which amendment or other proposal or transaction is to delay, prevent or nullify the Merger or the transaction contemplated by the Merger Agreement or change in any manner the voting rights of any capital stock of the Company, and against any other action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement.

(b)           Stockholder shall not enter into any agreement with any person (other than Cell Genesys) prior to the Expiration Date (with respect to periods prior to or after the Expiration Date) directly or indirectly to vote, grant any proxy or give instructions with respect to the voting of, the Subject Shares in respect of the matters described in Section 2.2 hereof, or the effect of which would be inconsistent with or violative of any provision contained in this Section 2.2.  Any vote or consent (or withholding of consent) by Stockholder that is not in accordance with this Section 2.2 shall be considered null and void, and the provisions of the Proxy shall be deemed to take immediate effect.

Section 2.3             Revocation of Proxies; Cooperation.  Stockholder agrees as follows:

(a)           Stockholder hereby represents and warrants that any proxies heretofore given in respect of the Subject Shares with respect to the matters described in Section 2.2(a) hereof are not irrevocable, and Stockholder hereby revokes any and all prior proxies with respect to such Subject Shares as they relate to such matters.  Prior to the Expiration Date, Stockholder shall not directly or indirectly grant any proxies or powers of attorney with respect to the matters set forth in Section 2.2(a) hereof (other than to Cell Genesys), deposit any of the Subject Shares or enter into a voting agreement (other than this Agreement) with respect to any of the Subject Shares relating to any matter described in Section 2.2(a).

(b)           Stockholder will (i) use all reasonable efforts to cooperate with the Company and Cell Genesys in connection with the transactions contemplated by the Merger Agreement, and (ii) provide any information reasonably requested by the Company or Cell Genesys for any regulatory application or filing sought for such transactions.

Section 2.4             Intentionally Omitted.

Section 2.5             No Transfer of Subject Shares; Publicity.  Stockholder agrees that:

(a)           Stockholder (i) shall not Transfer or agree to Transfer any of the Subject Shares or, with respect to any matter described in Section 2.2(a), grant any proxy or power-of-attorney with respect to any of the Subject Shares, (ii) shall take all action reasonably necessary to prevent creditors in respect of any pledge of the Subject Shares from exercising their rights under such pledge, and (iii) shall not take any action that would make in a material respect any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or disabling the Stockholder from performing any of its material obligations hereunder.  Notwithstanding the foregoing, Stockholder may Transfer and agree to Transfer any of the Subject Shares provided that each person to which any such Subject Shares are Transferred shall have (x) executed a counterpart of this Agreement and a Proxy in the form attached hereto as Exhibit A (with such modifications as Cell Genesys may reasonably request), and (y) agreed in writing to hold such Subject Shares subject to all of the terms and conditions set forth in this Agreement.

(b)           Unless required by applicable Law or permitted by the Merger Agreement, Stockholder shall not, and shall not authorize or direct any of its Affiliates or Representatives to, make any press release or public announcement with respect to this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby, without the prior written consent of Cell Genesys in each instance.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS
OF STOCKHOLDER

Stockholder represents, warrants and covenants to Cell Genesys that:

Section 3.1             Ownership.  Stockholder is the sole Beneficial Owner and the record and legal owner of the Subject Shares identified on Schedule A and such shares constitute all of the capital stock of the Company Beneficially Owned by Stockholder.  Stockholder has good and valid title to all of such shares, free and clear of all Liens, claims, options, proxies, voting agreements and security interests and has the sole right to such Subject Shares and there are no restrictions on rights of disposition or other Liens pertaining to such Subject Shares.  None of the Subject Shares is subject to any voting trust or other contract with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Subject Shares.

Section 3.2             Authority and Non-Contravention.

(a)           [FOR AN INDIVIDUAL:][Stockholder is an individual, and not a corporation, limited liability company, partnership, trust or other such entity.  Stockholder has all necessary legal capacity to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.][FOR AN ENTITY:][Stockholder is a [              ] duly organized, validly existing and in good standing under the laws of the State of [              ].  Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary [corporate] action, and no other [corporate] proceedings on the part of Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.]

(b)           Assuming due authorization, execution and delivery of this Agreement by Cell Genesys, this Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)           Stockholder is not nor will it be required to make any filing with or give any notice to, or to obtain any consent from, any person in connection with the execution,

delivery or performance of this Agreement or obtain any permit or approval from any Governmental Authority for any of the transactions contemplated hereby, except to the extent required by Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder.

(d)           Neither the execution and delivery of this Agreement by Stockholder nor the consummation of the transactions contemplated hereby will directly or indirectly (whether with notice or lapse of time or both) (i) conflict with, result in any violation of or constitute a default by Stockholder under any mortgage, bond, indenture, agreement, instrument or obligation to which Stockholder is a party or by which it or any of the Subject Shares are bound, or violate any permit of any Governmental Authority, or any Law or Order to which Stockholder, or any of the Subject Shares, may be subject, or (ii) result in the imposition or creation of any Lien upon or with respect to any of the Subject Shares; except, in each case, for conflicts, violations, defaults or Liens that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by the Stockholder of its obligations hereunder.

(e)           Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Article II hereof and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights.

Section 3.3             Total Shares.  Except as set forth on Schedule A, Stockholder is not the Beneficial Owner of, and does not have (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any right to acquire, and has no other interest in or voting rights with respect to, any Company Shares or any securities convertible into or exchangeable or exercisable for Company Shares.

Section 3.4             Reliance.  Stockholder understands and acknowledges that Cell Genesys is entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF CELL GENESYS

Cell Genesys represents, warrants and covenants to Stockholder that, assuming due authorization, execution and delivery of this Agreement by Stockholder, this Agreement constitutes the legal, valid and binding obligation of Cell Genesys, enforceable against Cell Genesys in accordance with its terms, except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Cell Genesys has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by Cell Genesys of this Agreement and the consummation by Cell Genesys of the transactions contemplated hereby have been duly and validly authorized by Cell Genesys and no other corporate proceedings on the part of Cell Genesys are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Cell Genesys.

ARTICLE V
GENERAL PROVISIONS

Section 5.1             No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Cell Genesys or any of its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares.  All rights, ownership and economic benefits of and relating to the Subject Shares shall remain and belong to Stockholder, and neither Cell Genesys nor any of its Affiliates shall have any authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein or in the Merger Agreement.

Section 5.2             Notices.  All notices, consents, waivers and other communications under this Agreement shall be in writing (including facsimile or similar writing) and shall be given:

(a)           If to Cell Genesys, to:

Cell Genesys, Inc.

400 Oyster Point Boulevard, Suite 525

South San Francisco, CA 94080
Attention:  Stephen A. Sherwin, M.D., Chairman and Chief Executive Officer
Facsimile No:  (650) 266-3070

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP
525 Market Street

San Francisco, CA 94105
Attention:  Michael J. Kennedy, Esq.

Michael S. Dorf, Esq.

Facsimile No:  (415) 616-1199

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 94025

Attention:  Sam Zucker, Esq.

Eric C. Sibbitt, Esq.

(b)           If to a Stockholder, to Stockholder’s address set forth on Schedule A.

or such other address or facsimile number as a party may hereafter specify for the purpose by notice to the other parties hereto.  Each notice, consent, waiver or other communication under this Agreement shall be effective only (a) if given by facsimile, when the facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by overnight courier or personal delivery when delivered at the address specified in this Section.

Section 5.3             Further Actions.  Upon the request of any party to this Agreement, the other party will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement.

Section 5.4             Entire Agreement and Modification.  This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to its subject matter and constitute (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement shall not be amended, supplemented or otherwise modified except by a written document executed by the party against whose interest the modification will operate.  The parties shall not enter into any other agreement inconsistent with the terms and conditions of this Agreement and the Proxy, or that addresses any of the subject matters addressed in this Agreement and the Proxy.

Section 5.5             Drafting and Representation.  The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party.  Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

Section 5.6             Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof.  Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 5.7             No Third-Party Rights.  Stockholder may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Cell Genesys.  Cell Genesys may not assign any of their rights or delegate any of their obligations under this Agreement with respect to Stockholder without the prior written consent of Stockholder.  This Agreement will apply to, be binding in all respects upon, and inure to the benefit of each of the respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns of Stockholder and the successors and permitted assigns of Cell Genesys.  Nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section.

Section 5.8             Enforcement of Agreement.  Stockholder acknowledges and agrees that Cell Genesys could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Stockholder could not be adequately compensated by monetary damages.  Accordingly, Stockholder agrees that, (a) it will waive, in any action for specific performance, the defense of adequacy of a remedy at Law, and (b) in addition to any other right or remedy to which Cell Genesys may be entitled, at Law or in equity, Cell Genesys will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

Section 5.9             Waiver.  The rights and remedies of the parties to this agreement are cumulative and not alternative.  Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement, the Proxy or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by Law, (a) no claim or right arising out of this Agreement, the Proxy or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement, the Proxy or the documents referred to in this Agreement.

Section 5.10           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed by, construed under and interpreted in accordance with the Laws of the State of Delaware, without giving effect to principles of conflicts or choice of law.

Section 5.11           Consent to Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Proxy or the transactions contemplated hereby or thereby shall be brought exclusively in the United States District Court for the District of Delaware or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the Court of Chancery of the State of Delaware, County of New Castle, and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts.  Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 5.2 shall be deemed effective service of process.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL

RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.12           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.  This Agreement may be executed by facsimile signature (including signatures in Adobe PDF or similar format).

Section 5.13           Termination.  This Agreement shall terminate upon the earliest of (a) the Effective Time (as defined in the Merger Agreement), (b) the termination of the Merger Agreement in accordance with Article IX thereof, or (c) written notice by Cell Genesys to Stockholder of the termination of this Agreement (the date of the earliest of the events described in clauses (a), (b) and (c), the “Expiration Date”).

Section 5.14           Expenses.  Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

Section 5.15           Headings; Construction.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  In this Agreement (a) words denoting the singular include the plural and vice versa, (b) “it” or “its” or words denoting any gender include all genders and (c) the word “including” shall mean “including without limitation,” whether or not expressed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

CELL GENESYS:	CELL GENESYS, INC.

By:
Name:
Title:

STOCKHOLDER:	[NAME]

Name:

Additional Signature (if held jointly):

(If held jointly)

(Printed Full Name)

SCHEDULE A

NAME AND ADDRESS OF STOCKHOLDER	COMPANY SHARES BENEFICIALLY OWNED

EXHIBIT A

IRREVOCABLE PROXY

From and after the date hereof and until the Expiration Date (as defined below), the undersigned stockholder (“Stockholder”) of BioSante Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law) grants to, and appoints, Cell Genesys, Inc., a Delaware corporation (“Cell Genesys”), and any designee of Cell Genesys, and each of them individually, as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote the Subject Shares (as defined in the Voting Agreement) of the Stockholder, or grant a consent or approval in respect of the Subject Shares of the Stockholder, in a manner consistent with Section 2.2 of the Voting Agreement (as defined below).  Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Subject Shares relating to the voting rights expressly provided herein are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Subject Shares relating to such voting rights at any time prior to the Expiration Date.

This Proxy is irrevocable, is coupled with an interest and is granted pursuant to that certain Voting Agreement (as amended from time to time, the “Voting Agreement”) of even date herewith, by and among Cell Genesys and Stockholder, and is granted in consideration of Cell Genesys entering into the Merger Agreement (as defined in the Voting Agreement). As used herein, the term “Expiration Date,” and all capitalized terms used herein and not otherwise defined, shall have the meanings set forth in the Voting Agreement.  The Stockholder agrees that this proxy shall be irrevocable until the Expiration Date and is coupled with an interest sufficient at law to support an irrevocable proxy and given to Cell Genesys as an inducement to enter into the Merger Agreement and, to the extent permitted under applicable law, shall be valid and binding on any person to whom Stockholder may transfer any of his, her or its Subject Shares in breach of the Voting Agreement.  The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Subject Shares, and to exercise all voting and other rights of the undersigned with respect to the Subject Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting in a manner consistent with Section 2.2 of the Voting Agreement.

This Proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of Stockholder (including any transferee of any of the Subject Shares), and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Stockholder.

If any provision of this Proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Proxy. Each provision of this Proxy is separable from every other provision of this Proxy, and each part of each provision of this Proxy is separable from every other part of such provision.

Dated:  June 29, 2009

(Signature of Stockholder)

(Print Name of Stockholder)

Number of Subject Shares owned of record or Beneficially Owned as of the date of this Proxy:

2